UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UnitedHealth Group Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90062-P46462 UNITEDHEALTH GROUP INCORPORATED 1 HEALTH DRIVE EDEN PRAIRIE, MN 55344 UNITEDHEALTH GROUP INCORPORATED 2026 Annual Meeting For Holders as of April 2, 2026 Vote by May 31, 2026 11:59 PM ET Shares held in the UnitedHealth Group 401(k) Savings Plan must be voted by May 27, 2026 11:59 PM ET It’s time to vote your UNITEDHEALTH GROUP INCORPORATED shares! You have the right to vote on proposals being presented at the 2026 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 1, 2026. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 1, 2026 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box. Vote Confirmation is available 24 hours after your vote is received beginning May 18, 2026, with the final vote tabulation remaining available through August 1, 2026. Vote Virtually at the Meeting* June 1, 2026 11:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/UNH2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V90063-P46462 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors. Nominees: 1a. Charles Baker For 1b. Timothy Flynn For 1c. Paul Garcia For 1d. Kristen Gil For 1e. Scott Gottlieb, M.D. For 1f. Stephen Hemsley For 1g. F. William McNabb III For 1h. Valerie Montgomery Rice, M.D. For 1i. John Noseworthy, M.D. For 2. Advisory approval of the Company’s executive compensation. For 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2026. For 4. If properly presented at the 2026 Annual Meeting of Shareholders, the shareholder proposal requesting the adoption of a policy to require any Board Chair to be independent. Against